UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2013

NCI, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51579	20-3211574
(State or Other Jurisdiction of Incorporation)	(commission file number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

Following completion of the Fiscal 2012 audit of NCI, Inc. (“NCI” or the “Company”) and the filing of the Company’s Form 10-K, NCI’s Audit Committee requested proposals from several firms to serve as the independent public accountants for the Company’s Fiscal 2013 audit. The Company had undertaken this process for purposes of engaging a new audit firm prior to the end of the first quarter of NCI’s Fiscal 2013 year. Ernst & Young LLP (E&Y) had previously served as the Company’s independent registered public accounting firm and, on March 6, 2013, notified the Company that it was resigning as the Company’s independent registered public accountants. The Company will file a Form 8-K following the engagement of a new independent registered public accounting firm, which is expected to occur by the end of the first quarter 2013.

The reports of E&Y on the Company’s consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2012 and 2011, and through March 6, 2013, there were no (a) disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter thereof in connection with its reports for such years, or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided E&Y with a copy of this disclosure and requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of E&Y’s letter, dated March 11, 2013, is filed as exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from Ernst & Young LLP dated March 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: March 11, 2013	By:	/s/ Brian J. Clark
Brian J. Clark
President